Exhibit 10.23.0

                                   UCAR CARBON

                               ENHANCED RETIREMENT

                                   INCOME PLAN





                   (Amended and restated as of March 31, 2003)


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                         ENHANCED RETIREMENT INCOME PLAN
                         -------------------------------

                                     General
                                     -------

     This is an enhanced retirement income plan for participants in the Retirement Plan who receive a retirement benefit under the Retirement Plan which is limited by Code Section 415 or Code Section 401(a)(17). This Plan has been established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     Specifically, the purpose of this Plan is to provide a retirement benefit equal to the excess of:

          (1) the retirement benefit which would be provided by the Retirement Plan, determined without regard to Code Section 415 or Code Section 401(a)(17), if

                    (a) average monthly Compensation included Awards and base salary deferred pursuant to the terms of the Compensation Deferral Program or any successor or predecessor program, and/or

                    (b) all Awards, whether deferred or not, were averaged separately from Base Compensation (as defined in the Retirement Plan);

                     over

                    (2) the retirement benefit actually provided by the Retirement Plan, the Equalization Benefit Plan and the Supplemental Retirement Income Plan.




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     This Plan shall also apply to any participants in the Company's Selective
Severance Program ("SSP") if such participant is otherwise entitled to a benefit under this Plan.

     This Plan is completely separate from the Retirement Plan, the Supplemental Retirement Income Plan and the Equalization Benefit Plan, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified for special tax treatment under the Code.

                                   ARTICLE I
                                   ---------

                                   Definitions
                                   -----------

     Section 1. Unless otherwise defined in this Plan, all defined terms shall have the same meaning as set forth in the Retirement Plan.

     (a) "Award" means those awards which are made: (i) under any cash award plan and (ii) under any other variable compensation plans (whether or not deferred) designated by the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Company" means UCAR Carbon Company Inc.

     (d) "Compensation Committee" means the Organization, Compensation and Pension Committee of the Board of Directors of GrafTech International Ltd.

     (e) "Compensation Deferral Program" as used in this Plan means the UCAR Carbon Compensation Deferral Program.

     (f) "Enhanced Retirement Income" means the benefit payable to a Participant pursuant to Article IV of this Plan.

     (g) "Equalization Benefit Plan" means the UCAR Carbon Equalization Benefit Plan, as amended from time to time.



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     (h) "Participant" means an employee of the Company or any other Employer that has adopted the Retirement Plan for its employees, who is eligible to participate in this Plan pursuant to Article II.

     (i) "Plan" means this UCAR Carbon Enhanced Retirement Income Plan, as amended and restated March 31, 2003, as amended from time to time.

     (j) "Retirement Plan" means the UCAR Carbon Retirement Plan, as amended from time to time.

     (k) "Supplemental Retirement Income Plan" means the UCAR Carbon Supplemental Retirement Income Plan, as amended from time to time.

                                   ARTICLE II
                                   ----------

                                   Eligibility
                                   -----------

     Section 1. A Participant, or the survivor of a Participant who has not declined the coverage of a survivor's benefit, shall be eligible to participate in this Plan if such Participant receives a retirement benefit from the Retirement Plan which is limited by Code Section 401(a)(17) or Code Section 415, or is a participant in the Compensation Deferral Program.

     Section 2. An individual shall also be a Participant in this Plan if he or she is a participant in the SSP and is entitled to a benefit under this Plan pursuant to Section 1 above.

     Section 3. Effective March 31, 2003, no additional Participants shall be added to the Plan.



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                                  ARTICLE III
                                  -----------

                                 Administration
                                 --------------

     Section 1. (a) The Compensation Committee shall have the authority to administer this Plan. The Compensation Committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding on all parties.

     (b) The Compensation Committee may, in its sole discretion, designate any person(s) or committee to administer this Plan. To the extent provided by the Compensation Committee, such person(s) or committee designated to administer this Plan shall have the same powers and responsibilities as the Compensation Committee.

                                   ARTICLE IV
                                   ----------

                      Amount of Enhanced Retirement Income
                      ------------------------------------

     Section 1. (a) A Participant's monthly Enhanced Retirement Income shall be computed by using the applicable formula provided in Article V of the Retirement Plan; provided, however, that average monthly Compensation shall be determined without regard to Code Section 415 and Code Section 401(a)(17) and shall be computed by determining the sum of the following amounts:

     (i) the larger of:

          (I) 1/36 of a Participant's Base Salary related to the three full calendar years in which such Base Salary was largest during the ten full calendar years next preceding the date of death or retirement, or



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          (II)      1/36 of a Participant's Base Salary for the thirty-six (36)
                    full calendar months next preceding the date of death or retirement; and

     (ii) 1/36 of the Participant's Awards related to the three full calendar years in which such Awards were the largest during the ten full calendar years next preceding the date of death or retirement; provided, that the calendar years in which the Participant was hired or terminated employment shall each be considered a full calendar year for the purposes of this clause (ii); reduced by

          (iii) the monthly amount of such Participant's retirement benefit actually payable under the Retirement Plan, the Equalization Benefit Plan and the Supplemental Retirement Income Plan.

     (b) For purposes of this Section 1, an "Award" will be related to the calendar year in which a Participant performed the services for which the Award was paid.

     (c) For purposes of this Section 1, the amount of "Base Salary" received in any calendar month shall be calculated in the same manner in which average monthly Compensation used to compute pension benefits under the Retirement Plan is calculated (determined without regard to Incentive Compensation, as defined therein); provided, however, that Base Salary shall also include any base salary deferred by a Participant pursuant to the terms of the Compensation Deferral Program, in the calendar year in which it would otherwise have been paid.



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     (d) Any benefits either payable under, or which have been satisfied through the purchase of, non-qualified annuities in connection with this Enhanced Retirement Income Plan, the Supplemental Retirement Income Plan and/or the Equalization Benefit Plan shall be deducted from the amounts payable pursuant to subparagraph (a) above.

     (e) Notwithstanding the foregoing, the amount of a Participant's Enhanced Retirement Income shall include any additional non-qualified retirement benefits resulting from agreements entered into by the Company and the Participant.

     Section 2. If the Enhanced Retirement Income payable to a Participant under this Plan commences before the grant to such Participant of an Award (whether or not deferred) which may be used to determine average monthly Compensation under
Section 1 of this Article IV, the monthly amount of Enhanced Retirement Income payable hereunder shall be recalculated after such Award is granted (whether or not deferred).

     Section 3. For purposes of calculating the amount of a Participant's Enhanced Retirement Income pursuant to Section 1 of this Article IV, the amount of a Participant's monthly retirement income and monthly pension under the Retirement Plan, the Equalization Benefit Plan and the Supplemental Retirement Income shall be determined without any adjustment on account of (i) a survivor's benefit or (ii) an election to receive level retirement income.

     Section 4. If a Participant does not decline the coverage of a survivor's benefit, the monthly amount of Enhanced Retirement Income which such Participant would otherwise have received shall be reduced by applying the same factors used in the Retirement Plan in connection with calculating a survivor's benefits.



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     Section 5. The monthly amount of Enhanced Retirement Income payable to the eligible survivor of a Participant shall be calculated in the same manner that such survivor's benefit is calculated under the Retirement Plan.

     Section 6. Notwithstanding the foregoing, all benefits under the Plan shall be frozen as of March 31, 2003, no additional benefits shall accrue under the Plan after that date. Subject to Article VI, Section 6, the lump sum value of a Participant's benefits under the Plan shall be transferred to the UCAR Carbon Compensation Deferral Plan in accordance with Section 6(c) of Article VI hereof.

                                   ARTICLE V
                                   ---------

                                     Vesting
                                     -------

     Section 1. A Participant will be vested in such Participant's right to receive Enhanced Retirement Income under the Plan in the same manner and to the same extent as provided under the Retirement Plan.

                                   ARTICLE VI
                                   ----------

                                    Payments
                                    --------

     Section 1. A Participant or such Participant's survivor shall become eligible to receive Enhanced Retirement Income at such time as the Participant or survivor commences benefits under the Retirement Plan. The Participant's or survivor's benefit shall be paid as follows:

     (a) in or about January of the calendar year following such Participant's or survivor's eligibility to commence benefits, the Participant or survivor shall receive a lump sum payment, representing the remaining amount of the Participant's or survivor's Enhanced Retirement Income.



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     (b) Notwithstanding the foregoing, subject to the consent of the Company, a
Participant or survivor may elect during the calendar year in which the Participant or survivor becomes eligible to receive benefits to forgo the lump sum payment payable in the following year and may elect to commence receiving monthly payments instead.

     Section 2. Unless otherwise elected, Enhanced Retirement Income payable in monthly payments under this Plan shall include the coverage of a survivor's benefit. A survivor's benefit payable from this Plan shall be paid to that person designated to receive a survivor's benefit under the Retirement Plan. Enhanced Retirement Income shall in no event be payable after the death of a Participant who has declined the coverage of a survivor's benefit.

     Section 3. The lump sum described above shall be calculated using (A) a discount rate for the month of October of the calendar year preceding the payment of the lump sum equal to the average of the Moody's Municipal 10 year Aaa Bond Yield Averages and the Moody's Municipal Long Term Aaa Bond Yield Averages, and (B) the UP-94G Mortality Table.

     Section 4. Notwithstanding anything in this Plan to the contrary, the Board of Directors may determine that a Participant or survivor shall not be eligible to receive a lump sum payment.

     Section 5. If the Board of Directors determines, after a hearing, that a Participant who is eligible to receive or is receiving Enhanced Retirement Income has engaged in any activities which, in the opinion of the Board, are detrimental to the interests of, or are in competition with the Company or any of its affiliates, such Enhanced Retirement Income shall thereupon be terminated.

     Section 6. (a) Notwithstanding the foregoing, except as provided in paragraphs (b) and (c) hereof, no further benefits shall be paid under this
Article VI.



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     (b) With respect to Participants receiving monthly payments pursuant to
Section 1(a) of this Article VI as of March 31, 2003, such monthly payments shall continue to be paid in accordance with the terms of this Plan.

     (c) With respect to all Participants other than those described in paragraph (b) above, the amount of such Participants' benefits under this Plan as of March 31, 2003, converted to a lump sum amount, shall be transferred to the UCAR Carbon Compensation Deferral Plan and paid in accordance with the terms of that Plan. The lump sum amounts described in the preceding sentence shall be determined by applying the provisions of Section 3 of Article VI hereof to a Participant's accrued benefit. The aggregate lump sum amount of each affected Participant's benefit under this Plan, the SRIP and the Equalization Plan as of March 31, 2003, is set forth in Schedule A attached to the Compensation Deferral Plan.

                                  ARTICLE VII
                                  -----------

                                  Miscellaneous
                                  -------------

     Section 1. The Company may amend or terminate this Plan at any time, but any such amendment or termination shall not adversely affect the rights of any Participant or survivor of any Participant then receiving benefits under this Plan, or the vested rights of any Participant or survivor.

     Section 2. Except to the extent required by law, no assignment of the rights and interests of a Participant or survivor under this Plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts.

     Section 3. This Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and the right of



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a Participant and a survivor of a Participant shall be no greater than the right of an unsecured general creditor of the Company.

     Section 4. The Company may satisfy all or any part of its obligation to provide benefits hereunder by purchasing, and distributing to a Participant, or survivor, an annuity from an insurance carrier to provide such benefits.

     Section 5. Neither selection as a Participant or participation in this Plan shall affect the Company's right to discharge any Participant.

                                  ARTICLE VIII
                                  ------------

                           Selective Severance Program
                           ---------------------------

     Section 1. This Article VIII shall apply to participants in the SSP.

     Section 2. The following terms shall have the designated meanings for purposes of this Article VIII:

          (i) "SP" or "Supplemental Pension" is the amount of a Participant's supplemental pension benefit under the SSP, and shall mean the amount determined as the sum of A, B and C, where:

                    A =    1.8% of average monthly Compensation,
                    B =    .9% of average monthly Compensation if the
                           Participant has five or more Years of Credited
                           Service, and 0 if the Participant has fewer than five Years of Credited Service, and
                    C =    one-third of 1% of average monthly Compensation times
                           the Participant's number of whole Years
                           of Credited Service in excess of ten.

                    Average monthly Compensation and Years of Credited Service for purposes of the foregoing formula shall have the same meanings as set forth in Section 5.8 of the Retirement Plan determined without regard to the limitations of Code Section 401(a)(17). The benefit determined under the foregoing formula is defined to be a fifteen-year certain benefit.

          (ii) "FSP" or "Former Severance Plan Benefit" shall mean the applicable benefit amount calculated under the Company's Selective Severance Program as in effect prior to January 1, 2001.



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          (iii)     "QSP" or "Qualified Supplemental Pension" shall mean the
                    amount of a Participant's Supplemental Pension, if any, payable under the Retirement Plan after the limitations of Code Section 415 and Code Section 401(a)(17) have been applied.

     Section 3. The provisions of this Section 3 shall apply if the actuarial equivalent lump sum value of a Participant's QSP is greater than his or her FSP.

     (a) For Participants subject to this Section 3, the excess of the actuarial equivalent lump sum value of the Participant's QSP amount over his or her FSP amount is referred to as the "Benefit Reduction Amount" when expressed as an actuarial equivalent life annuity.

     (b) A Participant's Benefit Reduction Amount shall offset the amount of the Participant's benefit, if any, under this Plan, except that the Participant's benefit under this Plan shall not be reduced to below 0.

     Section 4. The provisions of this Article VIII shall be effective only with respect to Participants who are offered participation in the SSP on or after January 15, 2003, and on or before May 31, 2001.

                                              UCAR CARBON COMPANY INC.


                                              By:
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